May  27,  2003
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RE:     FOREIGN  CUSTODY  MANAGER

Ladies  and  Gentlemen:

     In connection with the safekeeping of securities and cash and various other custody activities provided by Wells Fargo Bank Minnesota, N.A. (the "Custodian") to the BABSON FUNDS INC. (the "Fund") under the Custody Agreement
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dated as of MAY 29, 2003 (the "Agreement" and attached hereto as Exhibit A), the
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Fund  desires  to  delegate  to  the  Custodian  certain  additional duties as a
"Foreign Custody Manager" as permitted by Rules 17f-5 and 17f-7 of the Investment Company Act of 1940, ("Rule 17f-5" and "Rule 17f-7"). Such additional duties shall be performed on the terms and conditions set forth herein.

Capitalized terms not otherwise defined herein shall have the meaning attributed to them in the attached Exhibit A or Rules 17f-5 and 17f-7, as the case may be.

     The Fund hereby delegates to the Custodian, with respect to Fund assets located in each Specified Country, the duties of a "Foreign Custody Manager" as defined in Rule 17f-5 and as specified below. The Custodian accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

SECTION  I.     REPORTS.

     The Custodian shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements, written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including, in the case of Qualified Foreign Banks, any material change in any contract governing such arrangements and in the case of Securities Depositories, any material change in the established practices or procedures of such Securities Depositories) with respect to assets of the Fund with any such Eligible Foreign Custodian.

SECTION  II.     DUTIES  OF  THE  CUSTODIAN.

     1.     Eligible  Foreign  Custodians.
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Subject  to  the  provisions  of  this  Agreement, the Custodian shall select an
Eligible Foreign Custodian with respect to each Specified Country. In connection therewith, the Custodian shall:

     (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of Rule 17f-5;

     (b) determine that the Fund's foreign custody arrangements with each Qualified Foreign Bank are governed by a written contract with the Custodian (or, in the case of a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of Rule 17f-5;

     (c) determine that each contract with a Qualified Foreign Bank shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of Rule 17f-5 or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions;

     (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of Rule 17f-5 and in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository; and

     (e) advise the Fund whenever an arrangement (including, in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository) described in preceding clause (d) no longer meets the requirements of Rule 17f-5.


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     2.     Eligible  Securities  Depositories.
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     (a) With respect to each Eligible Securities Depository (as defined in Rule
17f-7) identified by the Custodian to the Board from time to time, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibilities for the safekeeping of the Fund's assets would exercise (i) to provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with that Eligible Securities Depository, and
(ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks.

     (b) All such analysis and monitoring by the Custodian shall be made on the basis of, and limited by, information gathered from Subcustodians, from trade associations of which Custodian is a member from time to time, or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. Information supplied by Custodian with respect to the status of an institution as a Eligible Securities Depository or utilized by Custodian to conclude that an institution is a Eligible Securities Depository shall be limited to information supplied by such institution without any independent verification.

     (c) Custodian will endeavor to include in its analysis and monitoring, where appropriate, an Eligible Securities Depository's expertise and market reputation, the quality of its services, its financial strength, any insurance or indemnification arrangements, the extent and quality of regulation and independent examination of the depository, its standing in published ratings, its internal controls and other procedures for safeguarding investments, and any related legal protections.

     (d) In the event that the Fund reasonably believes that there is a discrepancy between Custodian's performance of its obligations in (a) above and the requirements of paragraphs (a)(1)(i)(A) or (B) of Rule 17f-7, respectively, and provides a detailed notification to Custodian, Custodian shall reasonably cooperate with the Fund and endeavor to resolve any such discrepancy.

     (e) As used herein, the term "Country Risks" shall mean with respect to any Eligible Securities Depository: (i) the financial infrastructure of the country in which it is organized, but not of any Eligible Securities Depository to the extent covered by an analysis described in clause (a) of this Section, (ii) such country's prevailing custody and settlement practices, (iii) nationalization, expropriation or other governmental actions, (iv) such country's regulation of the banking or securities industry, (v) currency controls, restrictions, devaluations or fluctuations, and (vi) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

SECTION  III     LIMITATIONS  ON  CUSTODIAN'S  DUTY.

     (1) For purposes of Section II above with respect to both Eligible Foreign Custodians and Eligible Securities Depositories, it is understood that such determination shall be made on the basis of, and limited by, information gathered through the


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Custodian's  subcustodian  network  through  the  Bank  of  New York, or through publicly available information otherwise obtained with respect to each such Securities Depository.

     (2) For purposes of clause (d) of subsection 1 of Section II above, the Custodian's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including, but not limited to,
(a) the use of Compulsory Depositories, (b) such country's financial infrastructure, (c) such country's prevailing custody and settlement practices,
(d) nationalization, expropriation or other governmental actions, (e) regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

SECTION  IV.     REPRESENTATIONS.

     1. The Fund hereby represents that: (a) this Foreign Custody Manager Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Foreign Custody Manager Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or its investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

     2. The Custodian hereby represents that: (a) the Custodian is duly organized and existing as a national banking association, with full power to carry on its businesses as now conducted, and to enter into this Foreign Custody Manager Agreement and to perform its obligations hereunder; (b) this Foreign
Custody Manager Agreement has been duly authorized, executed and delivered by the Custodian, constitutes a valid and legally binding obligation of the Custodian enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Custodian prohibits the Custodian's execution or performance of this Foreign Custody Manager Agreement; and (c) the Custodian has established the Monitoring System.

SECTION  V.     LIABILITY  OF  THE  CUSTODIAN.

     1. The Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of the Custodian to exercise the care, prudence and diligence required of the Custodian under this Foreign Custody Manager Agreement. In no event shall the Custodian be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Foreign Custody Manager Agreement.


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     2.     The Fund shall indemnify the Custodian and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Custodian by reason or as a result of any action or inaction, or arising out of the Custodian's performance hereunder, provided that the Fund shall not indemnify the Custodian to the extent any such costs, expenses, damages, liabilities or claims arises out of the Custodian's failure to exercise the reasonable care, prudence and diligence required of it under this Foreign Custody Manager Agreement.

     3. The Custodian shall have only such duties as are expressly set forth herein. In no event shall the Custodian be liable for any Country Risks associated with investments in a particular country.

SECTION  VI.     MISCELLANEOUS.

     1. For its services hereunder, the Fund agrees to pay to the Custodian such compensation and out-of-pocket expenses as shall be mutually agreed.

     2. This Foreign Custody Manager Agreement constitutes the entire agreement between the Fund and the Custodian, and no provision in the Custody
Agreement between the Fund and the Custodian shall affect the duties and obligations of the Custodian as a Foreign Custody Manager hereunder, nor shall any provision in this Foreign Custody Manager Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

     3. Any notice or other instrument in writing, authorized or required by this Foreign Custody Manager Agreement to be given to the Custodian, shall be sufficiently given if received by it at its offices at:

                    Wells  Fargo  Bank  Minnesota,  N.A.
                    Attn:  Jeanette  Dubanoski,  VP
                    Global  Custody  -  N9306-05C
                    733  Marquette  Ave  S
                    Minneapolis,  MN  55479

     4. Any notice or other instrument in writing, authorized or required by this Foreign Custody Manager Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at:

                    Voyageur  Asset  Management  Inc.
                    ---------------------------------
                    Attn  :  Mr.  Martin  Cramer
                    ----------------------------
                    700  Karnes  Boulevard
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                    Kansas,  City,  MO  64108
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     5.     This  Foreign  Custody  Manager  Agreement  shall  be  construed  in accordance  with  the substantive laws of the State of Minnesota, without regard
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to conflicts of laws principles thereof.  The Fund and the Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Foreign Custody Manager Agreement.

     6. This Foreign Custody Manager Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.


     If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by the signature of your authorized representative below.


Yours  truly,

Wells  Fargo  Bank  Minnesota,  National  Association

By___________________________________________________
    Name:____________________________________________
    Title:___________________________________________


Agreed  and  Accepted:  BABSON  FUNDS  INC.



By___________________________________________________
    Name:____________________________________________
    Title:___________________________________________
    Date:____________________________________________


TC1JJ192


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                                    EXHIBIT A
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     Whenever  used  in the Foreign Custody Manager Agreement (the "Agreement"),
the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

     2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

     3. "ELIGIBLE SECURITIES DEPOSITORY" shall mean a system for the central handling of securities as defined in Rule 17f-4 under the Investment Company Act of 1940 ("the Act").

     4. "MONITORING SYSTEM" shall mean a system established by the Custodian to fulfill the Responsibilities specified in clauses 1(d) and 1(e) of Article III of the Agreement.

     5. "QUALIFIED FOREIGN BANK" shall have the meaning provided in the Rule.

     6. "RESPONSIBILITIES" shall mean the responsibilities delegated to the Custodian as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian, as such responsibilities are more fully described in Sections II and III of the Agreement.

     7.     "RULE"  shall  mean  Rule  17f-5  under  the  Act,  as  amended.

     8. "SPECIFIED COUNTRY" shall mean each country identified on a list maintained from time to time by mutual agreement of the Fund and the Custodian and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to the Custodian as custodian (the "Custodian") under its Custody Agreement with the Fund.


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